UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 30, 2013

Hines Real Estate Investment Trust, Inc.
__________________________________________
 (Exact name of registrant as specified in its charter)

Maryland	000-50805	20-0138854
____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2800 Post Oak Blvd, Suite 5000, Houston, Texas		77056-6118
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant's telephone number, including area code:	(888) 220-6121

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The disclosure required by this item is included in Item 2.03 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Chase Tower
On January 30, 2013, Hines REIT 2200 Ross Avenue LP, a wholly-owned subsidiary of Hines REIT Properties, L.P. (the "Operating Partnership"), which is a subsidiary of Hines Real Estate Investment Trust, Inc. ("Hines REIT"), entered into a $160.0 million mortgage loan with Metropolitan Life Insurance Company to refinance the existing loan that is secured by Chase Tower, an office property located in Dallas, Texas. Metropolitan Life Insurance Company is not an affiliate of Hines REIT or its affiliates. The loan matures on February 1, 2016 and is subject to two 12-month extension options. The loan requires monthly payments of principal and interest based on a 30-year amortization schedule. Interest under the loan will be charged at a rate equal to 30-day LIBOR plus 2.50%.

The loan contains customary events of default with corresponding grace periods, including, without limitation, payment defaults, cross-defaults to other agreements and bankruptcy-related defaults, and customary covenants, including limitations on the incurrence of debt and granting of liens. The loan is non-recourse with standard carve-outs to Hines REIT. If an event of default occurs and is not cured within the applicable grace period, the lender may, amongst other remedies available to the lender, declare that the principal and any unpaid interest are immediately due and payable. This description of the terms of the financing is qualified in its entirety by reference to the Loan Modification Agreement filed herewith as Exhibit 10.1 and incorporated herein by reference.

In connection with the financing, Hines REIT will pay a $1.6 million debt financing fee to Hines Advisors Limited Partnership (the "Advisor"), an affiliate of Hines Interests Limited Partnership ("Hines").

One Wilshire
On January 31, 2013, Hines REIT One Wilshire LP, a wholly-owned subsidiary of the Operating Partnership, entered into a $200.0 million mortgage loan with Bank of China that is secured by One Wilshire, an office property located in Los Angeles, California, to refinance its existing $159.5 million mortgage loan. Bank of China is not an affiliate of Hines REIT or its affiliates. The new mortgage loan matures on February 1, 2017 and is subject to one 12-month extension option. The loan requires monthly payments of interest only. Interest under the loan will be charged at a rate equal to one-month LIBOR plus 2.75%.

The loan contains customary events of default with corresponding grace periods, including, without limitation, payment defaults, cross-defaults to other agreements and bankruptcy-related defaults, and customary covenants, including limitations on the incurrence of debt and granting of liens. The loan is non-recourse with standard carve-outs to Hines REIT. If an event of default occurs and is not cured within the applicable grace period, the lender may, amongst other remedies available to the lender, declare that the principal and any unpaid interest are immediately due and payable. This description of the terms of the financing is qualified in its entirety by reference to the Loan Agreement filed herewith as Exhibit 10.2 and incorporated herein by reference.

In connection with the financing, Hines REIT will pay a $2.0 million debt financing fee to the Advisor.

8.01 Other Events.

On January 31, 2013, HCB II River LLC, a joint venture between the Operating Partnership and HCB II Interests LP, sold Distribution Park Rio, an industrial property located in Rio de Janeiro, Brazil. Through this joint venture, Hines REIT owned a 50% indirect interest in Distribution Park Rio, which it purchased in July 2007 for $28.9 million. The net proceeds received by Hines REIT for its 50% interest in Distribution Park Rio were $43.2 million. The buyer, HCB LTH, is an affiliate of Hines.

9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1
Loan Modification Agreement, dated January 30, 2013, by and between Metropolitan Life Insurance Company, a New York corporation, Hines REIT 2200 Ross Avenue LP, a Delaware limited partnership, Hines REIT 2007 Facility Holdings LLC, a Delaware limited liability company, Hines Real Estate Investment Trust, Inc., a Maryland corporation, and Hines REIT 2200 Ross Avenue GP LLC, a Delaware limited liability company

10.2	Loan Agreement, dated January 31, 2013, between Bank of China, Los Angeles Branch and Hines REIT One Wilshire LP (the "Loan Agreement")

Statements in this Current Report on Form 8-K, including intentions, beliefs, expectations or projections relating to the terms of the loans described herein are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on current expectations and assumptions with respect to, among other things, future economic, competitive and market conditions and future business decisions that may prove incorrect or inaccurate. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the risk associated with the possibility that Hines REIT may default on one or both of the loans and other risks described in the “Risk Factors” section of Hines REIT’s Annual Report on Form 10-K for the year ended December 31, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HINES REAL ESTATE INVESTMENT TRUST, INC.

February 5, 2013	By:	/s/ J. Shea Morgenroth
J. Shea Morgenroth
Chief Accounting Officer and Treasurer

Exhibit Index

Exhibit No.	Description
10.1
Loan Modification Agreement, dated January 30, 2013, by and between Metropolitan Life Insurance Company, a New York corporation, Hines REIT 2200 Ross Avenue LP, a Delaware limited partnership, Hines REIT 2007 Facility Holdings LLC, a Delaware limited liability company, Hines Real Estate Investment Trust, Inc., a Maryland corporation, and Hines REIT 2200 Ross Avenue GP LLC, a Delaware limited liability company

10.2	Loan Agreement, dated January 31, 2013, between Bank of China, Los Angeles Branch and Hines REIT One Wilshire LP (the "Loan Agreement")